Exhibit 3.10
Old Mutual U.S. Life Holdings, Inc.
(a Delaware Corporation)
BYLAWS
I.    GENERAL
MEETINGS OF STOCKHOLDERS AND RECORD DATES
1.    ANNUAL MEETING. An annual meeting of Stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such day and at such hour as the Board of Directors may designate. If the day fixed for the meeting is a legal holiday, the meeting shall be held at the same hour on the next succeeding full business day which is not a legal holiday.
2.    SPECIAL MEETINGS. Special meetings of Stockholders may be called at any time by the President, the Board of Directors, or Stockholders entitled to cast at least one-fifth of the votes which all Stockholders are entitled to cast at the particular meeting. Upon written request of any person or persons who shall have duly called a special meeting, it shall be the duty of the Secretary to fix the date and hour of the meeting, to be held not more than sixty days after the receipt of the request.
3.    PLACE. Each annual or special meeting of Shareholders shall be held at the principal office of the Corporation or at such other place as the Board of Directors may designate.
4.    NOTICE. Written notice stating the place, day, and hour of each meeting of Stockholders and, in the case of special meetings, the general nature of the business to be transacted, shall be mailed by the Secretary at least ten days before the meeting to each Stockholder of record entitled to vote at the meeting to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice.
5.    QUORUM. The presence, in person or by proxy, of Stockholders entitled to cast at least a majority of the votes which all Stockholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter at a meeting of Stockholders. If a quorum is not present in person or by proxy, those present may adjourn from time to time to reconvene at such time and place as they may determine. In case of a meeting called for the election of Directors, those present, in person or by proxy, at the second of such adjourned meetings, although less than a quorum for any other purpose, shall nevertheless constitute a quorum for the purpose of electing Directors at such second adjourned meeting.
6.    VOTING. Every Stockholder entitled to vote at any Stockholders’ meeting shall be entitled, unless otherwise provided herein or by law, to one vote for every share of capital stock standing in his name on the books of the Corporation. Every Stockholder entitled to vote may authorize another person or persons to act for him by proxy. All proxies shall be in writing and filed with the Secretary. Unless otherwise provided by law, all questions shall be decided by the vote of 51% of the outstanding common stock represented at any meeting.
7.    RECORD DATES. The Board of Directors may fix a time not more than fifty days prior to the date of any meeting of Stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the Stockholders entitled to notice of or to vote at any such meeting, or to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such Stockholders as shall be Stockholders of record at the close of business on the date so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights in respect to any change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date fixed as aforesaid.
8.    CONSENT ACTION. Any action which may be taken at a meeting of the Stockholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by a majority of the Stockholders, and shall be filed with the Secretary of the Corporation.
II.    DIRECTORS
1.    NUMBER AND TERM. The Board of Directors shall consist of at least one Director. The Board of Directors and the stockholders shall have power to increase or decrease the number of Directors and each Director shall he elected at the annual meeting of the Stockholders following his election, and until his successor is elected and qualified.
2.    VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, maybe filled by a majority of the remaining Directors, though less than a quorum, by election of a person to serve until the next annual meeting of Stockholders.
3.    ANNUAL MEETING. An annual meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of Stockholders, at the place where such meeting of Stockholders was held or at such other place as the Board may determine, for the purposes of organization, election or appointment of officers and the transaction of such other business as shall come before the meeting. No notice of the meeting need be given.
4.    REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times and at such places in Delaware or elsewhere as the Board may determine.
5.    SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or a majority of the Directors in office, to be held at such time (as will permit the giving of notice as provided in this section) and at such place as may be designated by the person or persons calling the meeting. Notice of the place, day and hour of each special meeting shall be given to each Director by the Secretary by written notice mailed on or before the third full business day before the meeting or by notice received personally or by other means at least 24 hours before the meeting.
6.    QUORUM. A majority of the Directors in office shall constitute a quorum for the transaction of business but less than a quorum may adjourn from time to time to reconvene at such time and place as they may determine.
7.    COMPENSATION. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.
8.    CONSENT ACTION. Any action which may he taken at a meeting of the Board of Directors may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors, and shall be filed with the Secretary of the Corporation.
9.    DUTIES OF DIRECTORS AND RELIANCE UPON THIRD PARTIES. Each Director shall stand in a fiduciary relation to the Corporation and shall perform his or her duties as a Director, including his or her duties as a member of any committee of the Board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interest of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing such duties, each Director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following: (i) officers or employees of the Corporation who the Director reasonably believes to be reliable and competent in the matters presented; (ii) counsel, public accountants or other persons as to which matters the Director reasonably believes to be within the professional or expert competence of such person; and (iii) a committee of the Board of Directors upon which he or she does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence. No Director of the Corporation shall be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted.
10.    CONSIDERATION OF FACTS. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual Directors may, in considering the best interest of the Corporation, consider the effects of any such action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors.
11.    LIMITATION OF LIABILITY. No Director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless (i) the Director has breached or failed to perform the duties of his office and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provisions of this Section 11 shall not apply to (i) the responsibility or liability of a Director pursuant to any criminal statute; or (ii) the liability of a Director for the payment of taxes pursuant to local, state or federal law. Neither the amendment nor the repeal of this Section II shall eliminate or reduce the effect of this Section 11 with respect to any matter occurring, or any cause of action, suit or claim that but for this Section 11 would accrue or arise, prior to such amendment or repeal.
III.    OFFICERS
1.    OFFICERS. The Board of Directors at any time may elect a Chairman, President, one or more Vice Presidents, a Treasurer and a Secretary, may designate any one or more Vice Presidents as Executive Vice Presidents, First Vice President, Vice President-Sales, Vice President-Operations or otherwise, and may elect or appoint such additional officers and agents as the Board may deem advisable. Any two or more offices may be held by the same person.
2.    TERM. Each officer and each agent shall hold office until his successor is elected or appointed and qualified or until his death, resignation or removal by the Board of Directors.
3.    AUTHORITY. DUTIES AND COMPENSATION. All elected or appointed officers and agents shall have such authority and perform such duties as may be provided in the Bylaws or as may be determined by the Board of Directors, Chairman or the President. They shall receive such compensation for their services as may be determined by the Board of Directors or in a manner approved by it. Notwithstanding any other provisions of these Bylaws, the Board shall have power from time to time by resolution to prescribe by what officers or agents particular documents or instruments or particular classes of documents or instruments shall be signed, countersigned, endorsed or executed; provided, however, that any person, firm or corporation shall be entitled to accept and to act upon any document or instrument signed. countersigned, endorsed or executed by officers or agents of the Corporation pursuant to the provisions of these Bylaws unless prior to receipt of such document or instrument such person, firm or corporation has been furnished with a certified copy of a resolution of the Board prescribing a different signature, countersignature, endorsement or execution.
4.    CHAIRMAN. The Chairman shall preside at all meetings of the Stockholders and of the Board of Directors. The Chairman shall perform such duties as may be assigned to him by the Board of Directors.
5.    PRESIDENT. The President shall be the chief executive officer of the Corporation. The President shall sign all certificates of stock of the Corporation or cause them to be signed in facsimile or otherwise as permitted by law; and shall perform such other duties as from time to time may be assigned to him by the Chairman or the Board of Directors.

6.    VICE PRESIDENTS. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event that there be more than one Vice President, the Vice Presidents, in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time maybe assigned to him by the President or the Board of Directors.
7.    TREASURER. The Treasurer shall keep and account for all moneys, funds and property of the Corporation which shall come into his hands, and shall render such accounts and present such statements to the Board of Directors as maybe required of him. Unless the Board shall prescribe otherwise, the Treasurer shall deposit all funds of the Corporation which may come into his hands in such bank or banks as the Board may designate and in accounts in the name of the Corporation, shall endorse for collection bills, notes, checks and other negotiable instruments received by the Corporation, may sign all bills, notes, checks and other negotiable instruments of the Corporation or cause them to be signed in facsimile or otherwise as the Board may determine, and shall pay out money as the business of the Corporation may determine, and shall pay out money as the business of the Corporation may require, taking proper vouchers therefor. In the absence or disability of the Treasurer, an Assistant Treasurer shall have the authority and perform the duties of the Treasurer.
8.    SECRETARY. The Secretary shall give or cause to be given all required notices of meetings of Shareholders and of the Board of Directors, shall attend such meetings when practicable, shall record and keep the minutes and all other proceedings thereof, shall attest such records after every meeting by his signature, shall safely keep all documents and papers which shall come into his possession, shall truly keep the books and accounts of the Corporation appertaining to his office, shall countersign all certificates of stock of the corporation or cause them to be countersigned in facsimile or otherwise as permitted by law, may sign all bills, notes, checks and other negotiable instruments of the Corporation or cause them to be signed in facsimile or otherwise as the Board may determine, and shall present statements thereof when required by the Board. In the absence or disability of the Secretary, an Assistant Secretary shall have the authority and perform the duties of the Secretary.
IIIa. EXECUTIVE AND OTHER COMMITTEES.1
1.    EXECUTIVE COMMITTEE. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee. The Chairman of the Board shall be the Chairman of the Executive Committee.
2.    NUMBER; QUALIFICATION; TERM. The Executive Committee shall consist of three or more Directors, one of whom shall be the President. The Committee shall serve at the pleasure of the Board of Directors.
1 Section IIIa. Executive and Other Committee adopted by unanimous written consent of the Board of Directors on November 1, 2003.

3.    AUTHORITY. The Executive Committee, except as limited by statute or the Articles of Incorporation, shall have and may exercise all of the authority of the Board of Directors, including but not limited to, making the investments, the purchase, sale or exchange of assets, and making of loans.
4.    CHANGE IN NUMBER. The number of Executive Committee members may be increased or decreased (but not below three) from time to time by resolution adopted by a majority of the whole Board of Directors.
5.    REMOVAL. Any member of the Executive Committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, whenever, in its judgment, the best interest of the corporation will be served thereby.
6.    VACANCIES. A vacancy occurring in the Executive Committee may be filled by the Board of Directors.
7.    MEETINGS. Time, place and notice (if any) of Executive Committee meetings shall be determined by the Chairman. The proceedings and results of those meeting shall be reported to the Directors at the next scheduled meeting of the Board of Directors.
8.    QUORUM; MAJORITY OF VOTE. At meetings of the Executive Committee, any two of the members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of any two of the members at any meeting at which a quorum is present shall be the act of the Committee, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.
9.    OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate such other Committees as the Board of Directors may deem necessary or desirable. Any such Committee shall have such number of members and authority as prescribed by the resolution, subject to statute or the Articles of Incorporation. The provisions set forth in Section 4 through 8 inclusive of Article V of these Bylaws shall apply to any Committee of the Board of Directors created pursuant to this Section.
IV.    CORPORATE SEAL
1.    CORPORATE SEAL. A corporate seal shall be prepared and shall be kept in the custody of the Secretary of the Corporation. The seal or a facsimile thereof maybe impressed, affixed or reproduced, and attested by the Secretary or an Assistant Secretary, for the authentication of documents or instruments requiring the seal and bearing the signature of a duly authorized officer or agent.
V.    INDEMNIFICATION
1.    DIRECTORS, OFFICERS. EMPLOYEES AND REPRESENTATIVES. The Corporation shall indemnify each Director and officer, and it may indemnify each employee and representative, of the Corporation to the fullest extent permitted by Law, against all liabilities and expenses, including without limitation, judgments, fines, penalties, attorney’s fees and amounts paid in settlement, imposed upon or reasonably incurred by him in connection with or resulting from any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (whether brought by or in the right of the Corporation or otherwise), in which he may become involved as a party or otherwise by reason of his being or having been such Director, officer, employee or representative or by reason of his serving or having served at the request of the Corporation as a director, officer, employee or other representative of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that the foregoing indemnification provisions shall not apply to a threatened, pending or completed claim, action, suit or proceeding which is initiated by him.
2.    DETERMINATION OF RIGHT OF INDEMNIFICATION. The indemnification provided or permitted by subsection (a) shall apply (i) whether or not the Director, officer, employee or representative continues to be such at the time such liabilities or expenses are imposed or incurred, whether the act or failure to act which is the subject of such claim, action, suit or proceeding occurred before or after the adoption of this by-law, and whether or not the indemnified liability or expenses arose or arise from a threatened, pending or completed claim, action, suitor proceeding by or in the right of the Corporation, and (ii) both to acts or omissions in his official capacity and to acts or omissions in another capacity while holding such office,
3.    PAYMENT OF EXPENSES. Expenses incurred by a Director, officer, employee or representative of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.
4.    BASIS OF RIGHTS. OTHER RIGHTS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be exclusive of any other rights to which persons seeking indemnification or advancement of expenses may be entitled under any provision of law, agreement, vote of Shareholders or Directors or otherwise, both as to an act or omission in his official capacity and as to an act or omission in another capacity while holding such office, and shall inure to the benefits of their heirs, executors, administrators and other legal representatives of such person.
5.    INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or representative of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, employee or other representative of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against such Director, officer, employee or representative and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the laws of the State of Delaware.

VI.    REMOTE PARTICIPATION IN MEETINGS: WAIVER OF NOTICE
1.    REMOTE PARTICIPATION ALLOWED. At any meeting of the Directors or Stockholders, one or more Directors or Stockholders, as the ease may be, may participate in a meeting of the Board, of a committee of the Board or of the Stockholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.
2.    WAIVER OF NOTICE. Whenever any written notice is required to be given under the provisions of the Delaware Corporation Law or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed equivalent to the giving of such notice.
VII.    FISCAL YEAR AND ANNUAL REPORT
1.    FISCAL YEAR. The fiscal year of the Corporation shall end each year on December 31st.
2.    ANNUAL REPORT. The Board of Directors shall not at any time be required to cause to be sent to the Stockholders annual or interim financial statements of the Corporation.
3.    AUDIT OF ANNUAL REPORT. In the event the Board of Directors shall furnish financial statements to the Stockholders for any reason whatsoever, such financial statements need not be examined in accordance with generally accepted auditing standards by an independent certified public accountant of any state or territory of the United States or by a firm thereof, and need not be accompanied by such accountant’s or firm’s opinion as to the fairness of the presentation of the financial statements.
VIII.    SHARE TRANSFERS AND RECORDS
1.    SHARE TRANSFERS AND RECORDS. The Board of Directors may appoint a transfer agent or transfer agents and a registrar or registrars to make and record all transfers of shares of stock of the Corporation of any class. Each transfer agent shall prepare transfer records showing transfers made through the office of such agent. A share register shall be kept at the registered office of the Corporation. Such share register shall constitute books of the Corporation with respect to shares of stock of any class and the holders of record thereof, provided that the Board of Directors may designate instead as the books of the Corporation for this purpose a share register kept at the office of a transfer agent or registrar. If the Board of Directors shall have appointed a transfer agent or transfer agents and a registrar or registrars for stock of any class, all transfers of stock of such class shall be made only by such transfer agent or transfer agents at their offices and shall be recorded in their books and in the books of the registrar or registrars. In case of loss, destruction or theft of a certificate of stock, another may be issued in lieu thereof in such manner and upon such terms as the Board of Directors shall authorize.

2.    RESTRICTIONS UPON TRANSFER AND LEGEND. Each certificate issued for shares of stock of the Corporation shall be endorsed as follows:
THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. SUCH SHARES OF STOCK MAY NOT BE TRANSFERRED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.
IX.    AMENDMENTS
1.    AMENDMENTS. The Bylaws of the Corporation may be altered, amended, added to or repealed by action of the Board of Directors.